Exhibit 10.8

THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITY LAWS.  THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

PREMIER BEVERAGE GROUP CORP.

COMMON STOCK PURCHASE WARRANT

Original Issue Date:  December 9, 2011

Expiration Date:  December 8, 2014

Warrant No. A-1

This Warrant is Issued to

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(hereinafter called the “Holder,” which term shall include its successors and assigns) by Premier Beverage Group Corp., a Nevada corporation (hereinafter referred to as the “Company”).  This Warrant may be transferred by the Holder only in accordance with the provisions of Sections 1.04 and 5 hereof.

1.             The Warrant.

1.01.         For value received and subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at any time on or prior to December 9, 2014 (with the subscription form annexed hereto (the “Subscription Form”) duly executed) at the office of the Company at 501 Madison Avenue, Suite 501, New York, NY 10022, or such other office in the United States of which the Company shall notify the Holder hereof in writing, to purchase from the Company, at the purchase price hereinafter specified (as adjusted from time to time, the “Exercise Price”), two hundred thousand (200,000) shares (subject to adjustment as hereinafter set forth) (as so adjusted from time to time, the “Number of Warrant Shares”) of the Common Stock, $0.00015 par value per share, of the Company (including any securities that may be substituted for such Common Stock in accordance with Section 1.06(C) of and any other applicable provisions of this Warrant “Common Stock”).  The initial Exercise Price shall be a $0.20 per share.

As promptly as practicable after surrender of this Warrant and receipt of payment of the Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the shares purchased hereunder, in certificates of such denominations and in such names as the Holder may specify, together with any other stock, securities or property which such Holder may be entitled to receive pursuant to Section 1.06 hereof.

Payment of the Exercise Price shall be made by check made payable to the order of the Company or wire transfer of funds to a bank account designated by the Company. Alternatively, the Holder may elect to exercise the rights represented by this Warrant in whole or in part (but not as to fractional shares of Common Stock) by the surrender of this Warrant and delivery of an executed Subscription Form specifying that the Warrant shall be exercised, and the Exercise Price paid, by the Company’s issuing to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to the Holder.
	Y =	the number of shares of Common Stock issuable upon exercise of this Warrant on the date of delivery of the Subscription Form.
	A =	the current fair market value of one share of Common Stock.
	B =	Exercise Price.

As used herein, current fair market value of the Common Stock shall mean the numerical average of the fair market value per share of Common Stock over the 10 trading days immediately preceding the day on which the Subscription Form is received by the Company.  If the Common Stock is then traded on a securities exchange or any Nasdaq Market, “fair market value per share” on any given day shall be the closing price of a share of Common Stock on that exchange or Nasdaq Market for that day, or if the Common Stock is then traded in an over-the-counter market, “fair market value per share” on any given day shall be the closing bid price for a share of Common Stock on such market for that day.

1.02.         During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights.  Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

1.03.         This Warrant may be subdivided into one or more Warrants entitling the Holder to purchase shares of the class of securities issuable upon exercise of this Warrant in multiples of one or more whole shares, upon surrender of this Warrant by the Holder for such purpose at the office of the Company.

1.04.         The Company shall maintain at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the Holder hereof), a register containing the name and address of the Holder of this Warrant.  The Holder of this Warrant shall be the person or entity in whose name this Warrant is originally issued and registered, unless a subsequent holder shall have presented to the Company this Warrant, duly assigned to such holder, for inspection and a written notice of his acquisition of this Warrant and designating in writing the address of such subsequent holder, in which case such subsequent holder of this Warrant shall become the subsequent Holder.  Any Holder of this Warrant may change his address as shown on such register by written notice to the Company requesting such change.  Any written notice required or permitted to be given to the Holder of this Warrant by the Company or to the Company by the Holder shall be delivered by a nationally recognized air courier service, to the Holder at the address as shown on such register or to the Company at the address shown in Section 1.01 of this Warrant, and shall be deemed to have been given when received.

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1.05.         The rights of the Holder shall be subject to the following terms and conditions.  If the Company at any time or from time to time after the issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of the class of securities issuable upon exercise hereof into a greater number of shares, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased.  If the Company at any time or from time to time after the issuance of this Warrant combines (by reverse stock split or otherwise) the outstanding shares of the class of securities issuable upon exercise hereof, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

1.06.         Adjustment in the Number of Shares for Subdivisions or Combinations.  Whenever the Exercise Price is adjusted pursuant to Section 1.05, the number of shares of the class of securities issuable upon exercise hereof also shall be adjusted by multiplying the number of shares subject to this Warrant immediately prior to the adjustment of the Exercise Price by a fraction (x) the numerator of which is the Exercise Price immediately prior to the adjustment and (y) the denominator of which is the adjusted Exercise Price.

(A)           Adjustments for Certain Dividends and Distributions.  In the event that at any time or from time to time after the Original Issue Date the Company shall make or issue, or fix a record date for the determination of holders of the class of securities issuable upon exercise hereof, or any class or series of securities into which the class of securities issuable upon exercise hereof may be convertible, who are entitled to receive a dividend or other distribution payable in securities of the Company, then and in each such event, unless such dividend or distribution results in an adjustment of the Exercise Price pursuant to Section 1.05, provision shall be made so that the Holder of this Warrant shall receive upon exercise hereof, in addition to the securities receivable hereupon, the amount of securities of the Company that he would have received had this Warrant been exercised on the date of such event and had he thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by him as aforesaid during such period, giving application during such period to all adjustments called for herein.

(B)           Adjustment for Reclassification, Exchange, or Substitution.  In the event that at any time or from time to time after the Original Issue Date, the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the Holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities for which such Warrant was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(C)           Adjustment for Merger, Consolidation or Sale of Assets.  Subject to Section 1.06(G) below, in the event that at any time or from time to time after the Original Issue Date, the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of the class of securities of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 1.06 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 1.06 including provisions with respect to changes shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

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(D)           Effect of Certain Transactions.  If the Company is a party to a merger or reorganization with one or more other corporations or if the Company consolidates with or into one or more other corporations, and as a result of the consolidation, merger or reorganization, the stockholders of the Company hold less than 50% of the equity in the surviving or resulting company, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets to another corporation, or in the event of a sale of all or substantially all of its capital stock (each hereinafter referred to as a “Transaction”), in any case while this Warrant remains outstanding, this Warrant may be canceled by the Board of Directors as of the effective date of such Transaction, provided that notice of such cancellation shall be given to the registered holder and the registered holder shall have the right to exercise this Warrant during the twenty (20) day period preceding the effective date of such Transaction.  In the event that this Warrant is not canceled by the Board of Directors as set forth above, after the effective date of such Transaction, this Warrant shall remain outstanding and shall be exercisable pursuant to the terms of this Warrant.

(E)           No Impairment.  The Company shall not, by amendment of its Charter or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Section 1.06 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

(F)           Notice of Adjustment of Number of Shares.  Upon any adjustment, readjustment or other change relating to the number of shares purchasable upon exercise of this Warrant or to the Exercise Price, then, and in each such case, the Company at its expense shall give written notice thereof, delivered by a nationally recognized air courier service, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of shares (or other denominations of securities) purchasable at the Exercise Price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(G)           Notice.  In case at any time: (1) the Company shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of the class of securities issuable upon exercise of this Warrant, or any class or series of securities into which the class of securities issuable upon exercise hereof may be convertible; (2) the Company shall offer for subscription pro rata to the holders of the class of securities issuable upon exercise of this Warrant any additional shares of stock of any class or other rights; (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or sale of all or substantially all of its assets to another corporation; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give written notice, delivered by a nationally recognized air courier service, addressed to the Holder at the address of such Holder as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record date shall be fixed for determining the shareholders entitled to such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of

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record of the class of securities issuable upon exercise of this Warrant shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(H)           Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the Subscription Form annexed duly executed and the tender of payment of the Exercise Price at the office of the Company pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid.

(I)           No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares issuable upon its exercise. A Warrant issued after any adjustment on any partial exercise or upon replacement may continue to express the same Exercise Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

2.             Covenant of the Company.  All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

3.             Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would be entitled to received a fractional share, then the Company shall pay in cash to such Holder an amount equal to such fractional share multiplied by the fair market value of one share of the class of securities issuable upon exercise of this Warrant (as determined by the Board of Directors of the Company) on the date of such exercise.

4.             Substitution.  In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company will issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial Holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

5.             Transfer Restrictions.  This Warrant shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act of 1933, as amended, or unless the Company has received an opinion of counsel reasonably satisfactory in form and scope to the Company that such registration is not required.

6.             Remedies.  Each party stipulates that the remedies at law in the event of any default of threatened default by the other party in the performance or compliance with any of the terms of this Warrant are and will not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

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7.             Piggyback Registration Rights. If the Company, at any time after the Original Issue Date and before the Expiration Date (the “Exercise Period”) registers (the “Registration”) any of its securities under the Securities Act of 1933 (the “Securities Act”), other than by way of Commission Forms S-4 or S-8, or any successor form to either, whether or not for its own account, the Company shall give prompt written notice thereof to the Holder and, if the Holder shall so request in writing within 10 days after receipt of any such notice, the Company shall include in each Registration all Warrant Shares the Holder so requests to be registered thereunder.

Notwithstanding the foregoing, the Company shall not be required to include in the Registration any Warrant Shares that are then eligible for sale under Rule 144 promulgated under the Securities Act without regard to any volume or public information limitations.

All costs and expenses incident to the Company’s registration of securities under the Securities Act, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company, shall, to the extent permitted by applicable federal and state securities laws, rules and regulations, be borne by the Company.

If the Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the Registration exceeds the number which can be sold in such offering, the Company will include in such Registration only so many of the Holder’s Warrant Shares as the managing underwriter shall permit. Any Warrant Shares not so registered shall be registered in the next Registration.

If the Warrant Shares are included in a Registration effected pursuant to the terms hereof, the Company shall indemnify and hold harmless the Holder, to the extent permitted by law, from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees except as limited hereinafter insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue or allegedly untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments thereof or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company will indemnify each underwriter, its officers and directors and each person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.  The indemnifying disbursements required by this paragraph will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

If the Warrant Shares are included in a Registration, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, the Holder shall indemnify and hold harmless the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act), from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees except as limited in the following paragraph) insofar as such losses, claims, damages, liabilities and

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expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder and, furthermore, that the amount payable in connection with such indemnification shall not exceed the net proceeds received by the Holder for the Warrant Shares owned by him and included in such Registration.

Any person entitled to indemnification will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

The indemnification provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Warrant Shares.  The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.  If all or any part of the Warrant Shares are included in a Registration covered hereunder, the Holder shall enter into such agreements and shall provide the Company with such information in connection with the Registration as shall be reasonably requested by the Company and as shall be necessary to comply with federal and state securities laws.

8.             Governing Law.  This Warrant and its provisions and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

9.             Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President thereunto duly authorized under seal this 9th day of December 2011.

ATTEST:	PREMIER BEVERAGE GROUP CORP.

By:
Secretary	Name:	Fouad Kallamni
	Title:	President

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SUBSCRIPTION FORM

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____ shares of common stock of Premier Beverage Group Corp.  and herewith (check one) ____ makes payment of $__________ therefor or _______ elects to pay the Exercise Price using the alternative method set forth in Section 1.01 of such Warrant and requests that the certificates representing such shares be issued in the name of and delivered to:______________________ and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned holder for the shares not issued.

Dated:	Signature:

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FORM OF ASSIGNMENT

For value received the undersigned hereby sells, assigns and transfers unto  _________________ ____________________ whose address is ______________________________, the within Warrant with respect to   shares purchasable thereby, and does hereby irrevocably constitute and appoint   attorney to transfer the within Warrant on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:

Signature

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